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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan of our reports dated January 27, 2003, with respect to the consolidated financial statements and schedule of JetBlue Airways Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

New York, New York
February 17, 2003

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CONSENT OF INDEPENDENT AUDITORS